UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     December 31, 2010

ATHENA SILVER CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	_000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010A Harbison Drive #312, Vacaville, CA	95687
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement.

Effective December 31, 2010, Athena Silver Corporation (“Athena”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with John C. Power, Athena’s CEO and John D. Gibbs, a significant investor (together “Buyers”), effective December 31, 2010. Pursuant to the Purchase Agreement,  the Buyers  purchased from Athena all of the issued and outstanding shares of common stock of Athena’s wholly-owned subsidiary Golden West Brewing Company, a California corporation (“GWBC”) for cash consideration of $100.

GWBC was formed in November 2003 for the purpose of acquiring and operating Athena’s former microcraft brewery operations in Chico, California, which were discontinued in 2009. Subsequently, GWBC operated Athena’s outsourced brewing operations which were discontinued effective January 1, 2010. GWBC has nominal assets and debt and other liabilities totaling approximately $1.0 million.

The Purchase Agreement also provides for Athena to issue to Buyers 2.5 million shares of Athena’s common stock as consideration for the Buyers’ agreement to indemnify and hold harmless Athena against any liability or obligation for GWBC’s debts in accordance with the terms of an Indemnity Agreement, and Amendment No. 1 to Indemnity Agreement, each dated effective December 31, 2010 between Athena and the Buyers. Athena also agreed to forgive all intercompany debt owed by GWBC as additional consideration for the Indemnity Agreement.

The Purchase Agreement contains customary representations, warranties and covenants.

The above summary is qualified by reference to the text of the Purchase Agreement that is filed herewith as Exhibit 10.1 and the Indemnity Agreement filed herewith as Exhibit 10.2 and Amendment No.1 to Indemnity Agreement filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

Effective December 31, 2010, Athena completed the sale of GWBC to Buyers pursuant to the Purchase Agreement for cash consideration of $100. Effective December 31, 2010, Athena issued 2.5 million common shares to the Buyers as consideration for the Buyers’ agreement to indemnify Athena against any liability or obligation for GWBC’s debts in accordance with the terms of the Indemnity Agreement and Amendment No. 1 thereto each dated effective December 31, 2010 between Athena and the Buyers. Athena also agreed to forgive all intercompany debt owed by GWBC as additional consideration for the Indemnity Agreement.

Item 3.02	Unregistered sale of equity securities

The following sets forth the information required by Item 701 of Regulation S with respect to the unregistered issuance of equity securities by Athena Silver Corporation, a Delaware corporation (the "Company"), completed effective December 31, 2010:

a.

Effective December 31, 2010, the Company issued an aggregate of 2,500,000  shares of common stock, $.0001 par value (the “Common Stock” or “Shares”) (the “Securities”) in consideration of the Indemnity Agreement described in this Report.

b.

The shares were issued to two (2) persons, each of whom qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the "Securities Act").    The shares issued were “restricted securities” under the Securities Act.

c.

The Company paid no fees or commissions in connection with the issuance of the Shares.

d.

The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Sections 4(2) thereunder.  The investors each qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D.  In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the investors with disclosure of all aspects of our business, including providing the investors with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that the accredited investors obtained all information regarding the Company that was requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.

Not applicable.

f.    There were no proceeds generated in the transaction.

Item 9.01  Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Financial Statements and explanatory notes, after giving effect to the disposition of GWBC and adjustments described in such pro forma financial information, are filed herewith.

(d) Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement by and between Athena Silver Corporation and Buyers, dated as of December 31, 2010.
10.2	Indemnity Agreement by and between Athena Silver Corporation and Buyers, dated as of December 31, 2010.
10.3	Amendment No.1 to Indemnity Agreement by and between Athena Silver Corporation and Buyers, dated as of December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Athena Silver Corporation

Date: December 31, 2010	By: _____________________ John C. Power President and Chief Executive Officer Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement by and between Athena Silver Corporation and Buyers, dated as of December 31, 2010.

10.2	Indemnity Agreement by and between Athena Silver Corporation and Buyers, dated as of December 31, 2010.

10.3	Amendment No.1 to Indemnity Agreement by and between Athena Silver Corporation and Buyers, dated as of December 31, 2010.

ATHENA SILVER CORPORATION

 PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

On December 31, 2010, Athena Silver Corporation (“Athena”) completed the sale of its wholly-owned subsidiary Golden West Brewing Company, a California corporation (“GWBC”) for cash consideration of $100 (the “Asset Disposition”) to John C. Power, Athena’s CEO and John D. Gibbs, a significant investor (together “Buyers”).

Athena issued 2.5 million common shares to the Buyers as consideration for the Buyers’ agreement to indemnify Athena against any liability or obligation for GWBC’s debts in accordance with the terms of an Indemnity Agreement dated December 31, 2010 between Athena and the Buyers. Athena also agreed to forgive all intercompany debt owed by GWBC as additional consideration for the Indemnity Agreement.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2010 and the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the fiscal year ended December 31, 2009 assumes that the Asset Disposition took place on January 1, 2009, the first day of Athena’s fiscal year 2009.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes that the Asset Disposition took place on September 30, 2010.

The historical Condensed Consolidated Financial Statements of Athena have been adjusted in the Unaudited Pro Forma Condensed Consolidated Financial Statements to give effect to pro forma events that are (1) directly attributable to the Asset Disposition, (2) factually supportable, and (3) with respect to the Condensed Consolidated Statement of Operations, expected to have a continuing impact on the consolidated results.

The Unaudited Pro Forma Condensed Consolidated Financial Statements have been presented for informational purposes only and is not necessarily indicative of what Athena’s Consolidated Statements of Financial Position or Results of Operations actually would have been had the Asset Disposition been completed as of the dates indicated. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to project the future financial position or operating results of Athena.  Unaudited  Pro Forma  Condensed Consolidated Financial Statements, including the notes thereto, should be read in conjunction with Athena’s historical Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on May 4, 2010 and its Quarterly Report on Form 10-Q for the quarter ended September  30, 2010, filed with the SEC on November 18, 2010.

ATHENA SILVER CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2010

(UNAUDITED)

	As Reported	Pro Forma Adjustments (a)	Pro Forma

Revenue	$ –	$ –	$ –

Operating expenses:
General and administrative	(194,357)	15,239	(179,118)
Mineral property and exploration costs	(85,318)	–	(85,318)
Total operating expenses	(279,675)	15,239	(264,436)

Other income (expense):
Interest expense	(42,241)	39,793	(2,448)
Amortization of deferred financing costs	(572)	–	(572)
Gain on derivative contracts	21,304	–	21,304
Gain on forgiveness of short-term debt and accounts payable	2,351	(2,351)	–
Other income	2,699	(2,684)	15
Total other income (expense)	(16,459)	34,758	18,299

Loss from continuing operations	$ (296,134)	$ 49,997	$ (246,137)

Basic and diluted net loss per common share:
Basic and diluted net loss per share from continuing operations	$ (0.01)		$ (0.01)

Weighted average common shares outstanding – basic and diluted	21,915,513		24,415,513

     The accompanying notes are an integral part of these Pro Forma Condensed Consolidated Financial Statements.

ATHENA SILVER CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2009

(UNAUDITED)

	As Reported (b)	Pro Forma Adjustments (a)	Pro Forma

Revenue	$ –	$ –	$ –

Operating expenses:
General and administrative	(218,925)	115,430	(103,495)
Total operating expenses	(218,925)	115,430	(103,495)

Other income (expense):
Interest expense	(73,929)	63,073	(10,856)
Loan fees and amortization of deferred financing costs	(87,322)	2,400	(84,922)
Gain on marketable securities	86,049	–	86,049
Gain on forgiveness of short-term debt and accounts payable	19,613	(3,385)	16,228
Other income	3,421	(1,613)	1,808
Total other income (expense)	(52,168)	60,475	8,307

Loss from continuing operations	$ (271,093)	$ 175,905	$ (95,188)

Basic and diluted net income (loss) per common share:
Basic and diluted net loss per share from continuing operations	$ (0.02)		$ (0.01)

Weighted average common shares outstanding – basic and diluted	12,443,141		14,943,141

     The accompanying notes are an integral part of these Pro Forma Condensed Consolidated Financial Statements.

ATHENA SILVER CORPORATION

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2010 (UNAUDITED)

	As Reported	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$ 5,745	$ 97	(c), (d)	$ 5,842
Accounts receivable, net	2,420	(1,417)	(c)	1,003
Prepaid expenses and other current assets	6,000	–		6,000
Total current assets	14,165	(1,320)		12,845

Mining rights	208,521	–		208,521
Other assets	4,428	–		4,428
Total assets	$ 227,114	$ (1,320)		$ 225,794

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$ 348,205	$ (301,789)	(c)	$ 46,416
Accrued liabilities	270,821	(249,709)	(c)	21,112
Short-term debt – non-affiliates	51,610	(51,610)	(c)	–
Short-term debt – related parties	461,509	(401,559)	(c)	59,950
Derivative contract liabilities	63,476	–		63,476
Checks issued in excess of funds available	743	(731)	(c)	12
Total current liabilities	1,196,364	(1,005,398)		190,966

Long-term debt – related parties	75,000	–		75,000
Total liabilities	1,271,364	(1,005,398)		265,966

Commitments and contingencies

Stockholders’ deficit:
Preferred stock, $.0001 par value, 5,000,000 shares authorized; no shares issued and outstanding	–	–		–
Common stock, $.0001 par value, 100,000,000 shares authorized; 23,095,000 shares issued and outstanding at September 30, 2010 and 25,595,000 shares issued and outstanding at September 30, 2010 on a pro forma basis	2,310	250		2,560
Additional paid-in capital	2,853,815	(1,382,716)	(c),(d),(e)	1,471,099
Accumulated deficit	(3,900,375)	2,386,544	(c)	(1,513,831)
Total stockholders’ deficit	(1,044,250)	1,004,078		(40,172)
Total liabilities and stockholders’ deficit	$ 227,114	$ (1,320)		$ 225,794

     The accompanying notes are an integral part of these Pro Forma Condensed Consolidated Financial Statements.

ATHENA SILVER CORPORATION

 Notes to  Pro Forma  Condensed Consolidated Financial Statements (Unaudited)

NOTE 1. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS:

(a)	Reflects the elimination of the results of operations of GWBC.

(b)

Previously reported revenues, cost of goods sold and income from continuing operations were restated as a result of Athena’s decision to completely exit the micro craft brewery business effective January 1, 2010. Previously reported revenues, cost of goods sold and income from continuing operations were reduced by $193,339, $185,812 and $7,527, respectively.

(c)	Represents the elimination of assets, liabilities and equity transferred to the Buyers in the Asset Disposition.

(d)	Includes $100 cash proceeds received from the Buyers on December 31, 2010.

(e)	Includes an increase to additional paid-in capital as a result of Athena forgiving intercompany advances to GWBC totaling $263,097.